UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2011

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 21, 2011, Speedway Motorsports, Inc. (the “Company”) satisfied and discharged the Indenture, dated as of May 16, 2003, by and among the Company, the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as Trustee, (as supplemented, the “Indenture”) governing the Company’s 6  3/4% Senior Subordinated Notes due 2013 (the “Notes”). The satisfaction and discharge of the Indenture followed the completion of the previously announced cash tender offer and redemption, pursuant to which all of the Notes previously authenticated and delivered under the Indenture were cancelled. The Company’s cash tender offer and redemption are described below in Item 8.01. Other Events.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2011, the Company sent a Notice of Borrowing to Bank of America, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated January 28, 2011, by and among the Company, Speedway Funding, LLC, a subsidiary of the Company, certain other subsidiaries of the Company and the various lenders identified on the signature pages thereto (the “Credit Agreement”), pursuant to which it requested a draw down, as of March 21, 2011, of a principal amount of approximately $30.0 million from the senior secured revolving credit facility thereunder. The Company’s Current Report on Form 8-K filed on February 2, 2011 includes a brief description of the material terms of the Credit Agreement.

Item 8.01. Other Events.

As previously announced, the Company commenced a cash tender offer (the “Tender Offer”) on January 20, 2011 for any and all of the Notes, of which $330.0 million aggregate principal amount was outstanding at such time. The Tender Offer expired at midnight, Charlotte, North Carolina time, on February 16, 2011. The Company accepted for purchase and payment approximately $298.3 million aggregate principal amount of the Notes that had been validly tendered and not withdrawn, which represented approximately 90.4% of the outstanding aggregate principal amount of the Notes.

On February 17, 2011, the Company issued notice under the Indenture to redeem all of the Notes that remained outstanding at the expiration of the Tender Offer. Notes in an aggregate principal amount of approximately $31.7 million were redeemed on March 21, 2011 in accordance with Section 3.07 of the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

March 21, 2011	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer